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                                                                    EXHIBIT 3.43

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                    VHS ACQUISITION SUBSIDIARY NUMBER 5, INC.

      VHS Acquisition Subsidiary Number 5, Inc., a Delaware corporation (the "Corporation"), hereby adopts this Amended and Restated Certificate of Incorporation pursuant to the provisions of section 242 and 245 of the General Corporation Law of the State of Delaware:

      FIRST: The name of the Corporation is VHS Acquisition Subsidiary Number 5, Inc.

      SECOND: The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 13, 2001.

      THIRD: Such amendments and additions made by this Amended and Restated Certificate of Incorporation have been duly authorized and proposed to the stockholders of the Corporation at a meeting of the Board of Directors of the Corporation or by a unanimous written consent to corporate action and have been approved by the stockholders of the Corporation in conformity with the provisions of the Delaware General Corporation Law.

      FOURTH: The Certificate of Incorporation of the Corporation and all amendments and supplements thereto are hereby superceded by the following Amended and Restated Certificate of Incorporation:

                                  ARTICLE ONE

      The name of the corporation is VHS Acquisition Subsidiary Number 5, Inc.

                                  ARTICLE TWO

      The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of its registered agent at that address is National Registered Agents, Inc.

                                 ARTICLE THREE

      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

                                  ARTICLE FOUR

      A. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 110,000 shares, 100,000 shares of which shall be Common Stock having a par value of one penny ($0.01) per share (the "Common Stock") and 10,000 shares of which shall be Preferred Stock having a par value of one penny ($0.01) per share (the "Preferred Stock"). Except as expressly otherwise provided in the GCL, in this Article Four or in a resolution or resolutions of the Board of Directors of the Corporation (the "Board of Directors") granting voting powers in favor of a class or

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series of the Preferred Stock, all voting powers shall be vested only in the holders of the Common Stock, including the right to elect the Board of Directors.

      B. Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of the Preferred Stock shall be issued for such consideration and shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of the Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware. All shares of any one class or series of the Preferred Stock shall be alike in every particular. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of a series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

                                  ARTICLE FIVE

      The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

      (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

      (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

      (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

      (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
            (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Subsection (4) of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

      (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

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      (6)   The Corporation shall indemnify, to the fullest extent permitted by law, any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                                  ARTICLE SIX

      Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                 ARTICLE SEVEN

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      IN WITNESS WHEREOF, this instrument has been executed for and on behalf and in the name of the Corporation by its officers thereunto duly authorized on September 8, 2004.

                                       /s/  Joseph D. Moore
                                       -----------------------------------------
                                       Joseph D. Moore
                                       Executive Vice President, CFO & Treasurer

ATTEST:

/s/  James H. Spalding
-----------------------
James H. Spalding
Secretary

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